Exhibit 99.(d)(2)

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

AMENDMENT TO Management Agreement

I.	The attached amended and restated Schedule B is hereby incorporated into the Management Agreement dated April 4, 2016, as amended (“Agreement”), by and between the American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust (each, a “Trust”), on behalf of each Fund of a Trust listed on Schedule B hereto, as may be amended from time to time (each, a “Fund”), and American Beacon Advisors, Inc., a Delaware corporation (“Manager”), and supersedes any prior Schedule B to the Agreement.

II.	Administrative Services

Section 2(e) is deleted and replaced with the following:

(e)	Administrative Services. Subject to the general direction and control of each Trust’s Board and the provisions of this Agreement, the Manager shall supervise all aspects of the operations of the Trust and provide to each Fund and its Classes, at the Manager’s cost and expense, all administrative and clerical services as deemed necessary or advisable for the operation of such Funds and Classes, including without limitation those services set forth on Schedule C attached hereto, as may be amended from time to time. The Manager can use any of its officers and employees to provide any of the services or reports required under this Agreement. In performing its duties hereunder, the Manager shall provide, at its expense, appropriate office space (which may be space within the offices of the Manager), office furnishings, facilities, equipment, utilities and supplies as required for administering the operations and conducting the business of each Fund, and the secretarial, administrative and clerical personnel required to provide or supervise the provision of services under this Agreement.

Dated: June __23___, 2016

AMERICAN BEACON FUNDS	AMERICAN BEACON ADVISORS, INC.
AMERICAN BEACON SELECT FUNDS

By:_/s/Gene L. Needles, Jr.____________	By: _/s/Jeffrey K. Ringdahl_____________
Gene L. Needles, Jr.	Jeffrey K. Ringdahl
President	Chief Operating Officer

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AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

Management Agreement

SCHEDULE B

Fund	Effective Date	Fee Schedule	Grandfathered Fund
American Beacon Balanced Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Flexible Bond Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon International Equity Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Large Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Mid-Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Small Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Acadian Emerging Markets Managed Volatility Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Bahl & Gaynor Small Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Bridgeway Large Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Bridgeway Large Cap Value Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Crescent Short Duration High Income Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Garcia Hamilton Quality Bond Fund American Beacon GLG Total Return Fund	4/4/2016 5/20/2016	Traditional - Single Manager Traditional - Single Manager	n/a n/a
American Beacon Global Evolution Frontier Markets Income Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Holland Large Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon SGA Global Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon SiM High Yield Opportunities Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Sound Point Floating Rate Income Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Stephens Mid-Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Stephens Small Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon The London Company Income Equity Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Zebra Small Cap Equity Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon AHL Managed Futures Strategy Fund	5/29/2016	Alternative Investments	Yes
American Beacon Ionic Strategic Arbitrage Fund	5/29/2016	Alternative Investments	Yes
American Beacon Grosvenor Long/Short Fund	5/29/2016	Grosvenor Fund	n/a

Dated: June _23__, 2016

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